Exhibit 10.3

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT – EXCLUSIVE

This Agreement is based on the model Patent License Exclusive Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

National Institute of Allergy and Infectious Diseases (hereinafter referred to as the “NIAID”)

an Institute of the

NIH

and

AbCellera Biologics Inc.,

hereinafter referred to as the “Licensee”,

having offices at 2215 Yukon St., Vancounver, BC V5Y 0A1, Canada,

created and operating under the laws of British Columbia, Canada.

Tax ID No.: 98-1113162

For the NIAID internal use only:

License Number: L-158-2020-0

License Application Number: A-338-2020

Serial Number(s) of Licensed Patent(s) or Patent Application(s): See Appendix A

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): N/A

Additional Remarks: N/A

Public Benefit(s): Development of therapeutic or prophylactic antibodies for treatment or prevention of SARS-CoV-2 infection

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks), Appendix E (Commercialization Plan). Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

The NIAID and the Licensee agree as follows:

1.	BACKGROUND

1.1

Licensee entered into that certain Other Transaction for Prototype Agreement (No. D18AC00002) by with the U.S. Defense Advanced Research Projects Agency, effective February 12, 2018 (the “DARPA Agreement”),

1.2	Licensee, the University of Texas at Austin and the NIAID entered into that certain Research Collaboration Agreement (NIAID Ref. No. 2018-1524) dated March 12, 2019 (the “RCA”).

1.3

Licensee and the NIAID entered into that certain Emergency Use Simple Letter Agreement for the Transfer of Materials Related to 2019-nCOV by and between the NIAID and Licensee (NIAID EUSLA Provider 2020-0151), dated February 10, 2020 (the “EUSLA”).

1.4	Licensee, the NIAID and Eli Lilly and Company entered into that certain Mutual Confidentiality Agreement dated March 10, 2020 (the “Lilly CDA”),

1.5	Licensee, the NIAID and Eli Lilly and Company entered into that certain Material Transfer Agreement dated March 14, 2020 (the “MTA”),

1.6

Pursuant to the DARPA Agreement, the RCA, the EUSLA, the Lilly CDA, and the MTA, Licensee and the NIAID investigators have been engaged in research on novel compounds for the treatment, prevention and diagnosis of diseases caused by SARS-CoV-2 or immunity thereof using such compounds.

1.7	In the course of conducting biomedical research in connection with such efforts, the NIAID investigators have made inventions that may have commercial applicability.

1.8

By assignment of rights from the NIAID employees and other inventors, HHS, on behalf of the Government, owns [***] intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the NIAID.

1.9	The Secretary of HHS has delegated to the NIAID the authority to enter into this Agreement for the licensing of rights to these inventions.

1.10	The NIAID desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.11	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.	DEFINITIONS

2.1

“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2	“Benchmarks” means the performance milestones that are set forth in Appendix D.

2.3	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.4	[***]

2.5	“CRADA” means a Cooperative Research and Development Agreement.

2.6	“FDA” means the Food and Drug Administration.

2.7

“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its sublicensees of the Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.8	“Government” means the Government of the United States of America.

2.9	[***]

2.10	[***]

2.11	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.12	[***]

2.13	“Licensed Patent Rights” shall mean [***]:

(a)

Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.13(a):

(i)	continuations-in-part of 2.13(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.13(a); and

(v)	any reissues, reexaminations, and extensions of these patents.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.13(a): all counterpart foreign and U.S. patent applications and patents to 2.13(a) and 2.13(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.13(b) or 2.13(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.13(a).

2.14

“Licensed Processes” means processes which, in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.15

“Licensed Products” means [***] tangible materials which, in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction. [***]

2.16	“Licensed Territory” means the geographical area identified in Appendix B.

2.17	“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee, [***].

2.18

“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.19	[***]

2.20

“Research License” means a nontransferable, nonexclusive license to make and to use the Licensed Products or the Licensed Processes as defined by the Licensed Patent Rights for purposes of research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

2.21	[***]

3.	GRANT OF RIGHTS

3.1

The NIAID hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, [***] license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Process(es) in the Licensed Fields of Use.

3.2

[***], this Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of NIAID other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate or the Licensed Patent Rights.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.3	[***]

3.4	[***]

4.	SUBLICENSING

4.1	[***]

4.2

The Licensee agrees that any sublicenses granted by it shall provide that the obligations to the NIAID of Paragraphs 5.1-5.4, 10.1, 10.2, 12.6, and 13.8-13.10 of this Agreement [***] shall be binding upon the sublicensee as if it were a party to this Agreement.

4.3

Any sublicenses granted by the Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the sublicensees and the NIAID, at the option of the sublicensee, upon termination of this Agreement under Article 13. This conversion is subject to the NIAID approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.4

The Licensee agrees to forward to the NIAID a copy of each fully executed sublicense agreement [***] postmarked within thirty (30) days of the execution of the [***] agreement. To the extent permitted by law, the NIAID agrees to maintain [***] sublicense in confidence.

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1	(a)	The NIAID reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the First Commercial Sale, the Licensee may provide the NIAID with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for the NIAID’s research use; and

	(b)	in the event that the Licensed Patent Rights are Subject Inventions made under CRADA, the Licensee grants to the Government, pursuant to 15 U.S.C. §3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Licensed Patent Rights or have the Licensed Patent Rights practiced throughout the world by or on behalf of the Government. In the exercise of this license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. §552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

5.2	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.3

The Licensee acknowledges that the NIAID may enter into future CRADAs under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. The Licensee agrees not to unreasonably deny requests for a Research License from future collaborators with the NIAID when acquiring these rights is necessary in order to make a CRADA project feasible. The Licensee may request an opportunity to join as a party to the proposed CRADA.

5.4

(a) In addition to the reserved license of Paragraph 5.1, the NIAID reserves the right to grant Research Licenses directly or to require the Licensee to grant Research Licenses on reasonable terms. The purpose of these Research Licenses is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, the NIAID shall consult with the Licensee before granting to any entity a Research License or providing to an entity any research samples of materials made through the Licensed Processes; and

(b)

In exceptional circumstances, and in the event that the Licensed Patent Rights are Subject Inventions made under a CRADA, the Government, pursuant to 15 U.S.C. §3710a(b)(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the Licensed Patent Rights in the Licensed Field of Use on terms that are reasonable under the circumstances, or if the Licensee fails to grant this license, the Government retains the right to grant the license itself. The exercise of these rights by the Government shall only be in exceptional circumstances and only if the Government determines:

(i)	the action is necessary to meet health or safety needs that are not reasonably satisfied by the Licensee;

(ii)	the action is necessary to meet requirements for public use specified by Federal regulations, and these requirements are not reasonably satisfied by the Licensee; or

(iii)	the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. §3710a(c)(4)(B); and

(c)	the determination made by the Government under this Paragraph 5.4 is subject to administrative appeal and judicial review under 35 U.S.C. §203(b).

6.	ROYALTIES AND REIMBURSEMENT

6.1	The Licensee agrees to pay the NIAID a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2	The Licensee agrees to pay the NIAID a nonrefundable minimum annual royalty as set forth in Appendix C.

6.3	The Licensee agrees to pay the NIAID earned royalties as set forth in Appendix C.

6.4	The Licensee agrees to pay the NIAID benchmark royalties as set forth in Appendix C.

6.5	The Licensee agrees to pay the NIAID sublicensing royalties as set forth in Appendix C

6.6

A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued;

(b)	the patent expires or irrevocably lapses, or

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.7	No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.8	[***]

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1

The Licensee, [***] the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall, [***] furnish copies of [***] patent-related documents to the NIAID. The Licensee shall [***] select [***] registered patent attorneys or patent agents to provide these services on behalf of the Licensee and the NIAID. The NIAID shall provide appropriate powers of attorney, [***] necessary to undertake such action to the patent attorneys or patent agents providing these services. [***]

7.2	The Parties shall promptly inform one another as to all [***] matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights.

8.	RECORD KEEPING

8.1

[***] These records shall be retained for at least five (5) years following [***]. The accountant shall only disclose to the NIAID information relating to the accuracy of royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess [***] five percent (5%) for any twelve (12) month period [***], then the Licensee shall reimburse the NIAID for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All royalty payments required under this Paragraph shall be due within sixty (60) days of the date the NIAID provides to the Licensee notice of the payment due.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1

Prior to signing this Agreement, the Licensee has provided the NIAID with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D. [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.2

The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacture and status of sublicensing, marketing, importing, and [***] during the preceding calendar year, as well as, plans for the present calendar year. The NIAID also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, the Licensee shall explain the reasons for these differences. In the annual report, [***] the Licensee may propose [***] amendments to the Commercial Development Plan, acceptance of which by the NIAID may not be denied unreasonably. The Licensee agrees to provide any additional information reasonably required by the NIAID to evaluate the Licensee’s performance under this Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the NIAID. The NIAID shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application as defined in 37 C.F.R. §404.3(d). The Licensee shall amend the Commercial Development Plan and Benchmarks at the request of the NIAID to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

9.3	[***]

9.4	The Licensee shall report to the NIAID the dates for achieving the First Commercial Sale in each country in the Licensed Territory within [***] days of such occurrences.

9.5

[***], the Licensee shall submit to the NIAID, within [***] days after each calendar half-year ending June 30 and December 31, a royalty report, as described in the example in Appendix F, setting forth for the preceding half-year period [***] the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory [***], the Net Sales and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of royalties due. The royalty report shall also identify the site of manufacture for the Licensed Products sold in the United States.

9.6

Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be [***]. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.5 shall be mailed to the NIAID at its address for Agreement Notices indicated on the Signature Page.

9.7

The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay the tax and be responsible for all filings with appropriate agencies of foreign governments.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.8

Additional royalties may be assessed by the NIAID on any payment that is more than ninety (90) days overdue at the rate of one percent (1%) per month. This one percent (1%) per month rate may be applied retroactively from the original due date until the date of receipt by the NIAID of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the NIAID from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9

All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the NIAID as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the NIAID under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

10.	PERFORMANCE

10.1

The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and the Licensed Processes to Practical Application. “Reasonable commercial efforts” for this purposes of the provisions shall include adherence to the Commercial Development Plan [***] in Appendix E and performance of the Benchmarks [***] in Appenidix D. The efforts of a sublicensee shall be considered the efforts of the Licensee.

10.2

Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make the Licensed Products and the Licensed Processes reasonably accessible to the United States public. [***]

10.3

The Licensee agrees, after its First Commercial Sale, to make reasonable quantities of the Licensed Products or materials produced through the use of the Licensed Processes available to patient assistance programs.

10.4

The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop, [***] educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.5

The Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or the Licensed Processes or their packaging for educational and display purposes only.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.1

The NIAID and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.

11.2	Pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29, the Licensee may:

(a)	bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)	in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; or

(c)	settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that the NIAID and appropriate Government authorities shall [***] such actions; and

(d)

if the Licensee desires to initiate a suit for patent infringement, the Licensee shall notify the NIAID in writing [***]. The NIAID shall have a continuing right to intervene in the suit. The Licensee may request the Government to initiate or join in any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit, the Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of the motion or other action, including all costs incurred by the Government in opposing the motion or other action. In all cases, the Licensee agrees to keep the NIAID reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the NIAID and give careful consideration to the views of the NIAID and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.3

In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against the Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by the Licensee under Paragraph 11.2, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29 or other statutes, the Licensee may:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement;

(c)

settle any claim or suit for declaratory judgment involving the Licensed Patent Rights-provided, however, that the NIAID and appropriate Government authorities shall be consulted prior to any such actions and shall have a continuing right to intervene in the suit; and if NIAID does not notify the Licensee of its intent to respond to the legal action within a reasonable time, the Licensee shall be free to do so.

11.4

The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. The Licensee may request the Government to initiate or to join any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. If the Licensee elects not to defend against the declaratory judgment action, the NIAID, at its option, may do so at its own expense. In all cases, the Licensee agrees to keep the NIAID reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the NIAID and [***] the views of the NIAID and to any potential effects of the litigation on the public health in deciding whether to bring suit.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.5

In any action under Paragraphs 11.2, 11.3 or 11.4 the expenses including costs, fees, attorney fees, and disbursements, shall be paid by the Licensee. The value of any recovery made by the Licensee through court judgment or settlement shall be treated as Net Sales and subject to royalties as specified in Appendix C.

11.6

The NIAID shall cooperate fully with the Licensee in connection with any action under Paragraphs 11.2, 11.3 or 11.4. The NIAID agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by the Licensee.

11.7	[***]

12.	REPRESENTATIONS; NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	[***]

12.2	The NIAID offers no warranties other than those specified in Article 1 [***].

12.3

The NIAID does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.4

THE NIAID MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.5	The NIAID does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

12.6

The Licensee shall indemnify and hold the NIAID, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of the Licensee, its sublicensees, directors, employees, or third parties of any Licensed Patent Rights; or

(b)

the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.7	The Licensee agrees to maintain a liability insurance [***] program consistent with sound business practice.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1

This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.16 are not fulfilled, and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13 [***].

13.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, the NIAID may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3

In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the NIAID in writing.

13.4	The Licensee shall have a unilateral right to terminate this Agreement or any licenses in any country or territory [***] by giving the NIAID sixty (60) days written notice to that effect.

13.5	[***] the NIAID shall specifically have the right to terminate or modify, at its option, this Agreement, if the Licensee:

(a)

is not [***] the Commercial Development Plan [***] and the Licensee cannot otherwise demonstrate to NIAID’s [***] satisfaction that the Licensee has [***], or can be expected to [***] within a reasonable time, [***] to achieve the Practical Application of the Licensed Products or the Licensed Process;

(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.2;

(c)	has willfully made a false statement of, or willfully omitted a material fact in the license application or in any report required by this Agreement;

(d)	has committed an [***] material breach of a covenant or agreement contained in this Agreement;

(e)	is not keeping the Licensed Products or the Licensed Processes reasonably available to the public after commercial use commences; or

(f)	cannot reasonably satisfy unmet health and safety needs; or

(g)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2 unless waived [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

13.6

In making any determinations referenced in Paragraph 13.5, the NIAID shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the NIAID shall give written notice to the Licensee providing the Licensee specific notice of, and a ninety (90) day opportunity to respond to, the NIAID’s concerns as to the items referenced in 13.5(a)—13.5(g). If the Licensee fails to [***] referenced in 13.5(a)—13.5(g) [***], fails to initiate corrective action to the NIAID’s [***] satisfaction, the NIAID may terminate this Agreement.

13.7

When the public health and safety so require, and after written notice to the Licensee providing the Licensee a sixty (60) day opportunity to respond, the NIAID shall have the right to require the Licensee [***] to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless the Licensee [***] can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. The NIAID shall not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with the Licensee [***].

13.8

The NIAID reserves the right according to 35 U.S.C.§209(d)(3) to terminate or modify this Agreement if it is determined that this action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee [***].

13.9

Within thirty (30) days of receipt of written notice of the NIAID’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated NIAID official or designee. The decision of the designated NIAID official or designee shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be accessible.

13.10

Within [***] days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid [***], due to the NIAID shall become immediately due and payable upon termination or expiration. [***] If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with the NIAID pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the NIAID or provide the NIAID with certification of the destruction thereof. The Licensee may not be granted additional NIAID licenses if the final reporting requirement is not fulfilled.

14.	GENERAL PROVISIONS

14.1

Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2

This Agreement [***], constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, the Licensed Products and the Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

14.3

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6

All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by the other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) [***]. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the NIAID approves a proposed assignment, the Licensee shall pay the NIAID, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this Agreement within sixty (60) days of the assignment.

14.8

The Licensee agrees in its use of any of the NIAID-supplied materials it shall comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines. The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R.Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the NIAID, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the NIAID of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of the research or trials.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

14.9

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of these items may require a license from the appropriate agency of the U.S. Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of this agency. The NIAID neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All the Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the NIAID’s patent rights in those countries.

14.11

By entering into this Agreement, the NIAID does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the NIAID, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the NIAID, the FDA or the HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the NIAID.

14.12

The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated NIAID official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.13

Nothing relating to the grant of a license under this Agreement, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14

Any formal recordation of this Agreement required by the laws of any Licensed Territory as a prerequisite to enforceability of the Agreement in the courts of any foreign jurisdiction or for other reasons shall be carried out by the Licensee at its expense, and appropriately verified proof of recordation shall be promptly furnished to the NIAID.

14.15	Paragraphs 4.3, 8.1, 9.6-9.8, 12.1-12.6, 13.9, 13.10, 14.12 and 14.15 of this Agreement shall survive termination of this Agreement.

14.16

The terms and conditions of this Agreement shall, at the NIAID’s sole option, be considered by the NIAID to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the NIAID within sixty (60) days from the date of the NIAID’s signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

NIH PATENT LICENSE AGREEMENT - EXCLUSIVE

SIGNATURE PAGE

For the NIAID:

/s/ Michael R. Mowatt	5/4/2020
Michael R. Mowatt, PhD Director Technology Transfer and Intellectual Property Office NIAID, National Institutes of Health	Date

Mailing Address or E-mail Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail:

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

/s/ Carl Hansen	5/4/2020
Signature of Authorized Official	Date

Carl Hansen, PhD

Printed Name

President & CEO

Title Date

I.	Official and Mailing Address for Agreement notices:

Tryn Stimart

General Counsel

AbCellera Biologics Inc.

2215 Yukon Street

Vancouver, B.C. V5Y 0A1

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Tryn Stimart

General Counsel

AbCellera Biologics Inc.

2215 Yukon Street

Vancouver, B.C. V5Y 0A1

Phone: 604-559-9005

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

APPENDIX A—PATENT(S) OR PATENT APPLICATION(S)

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[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APPENDIX B—LICENSED FIELDS OF USE AND TERRITORY

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APPENDIX C—ROYALTIES

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APPENDIX D—BENCHMARKS AND PERFORMANCE

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APPENDIX E—COMMERCIAL DEVELOPMENT PLAN

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APPENDIX F—EXAMPLE ROYALTY REPORT

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APPENDIX G—ROYALTY PAYMENT OPTIONS

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.